SECOND AMENDED AND RESTATED
BYLAWS
OF
WORLDGATE COMMUNICATIONS, INC.
(a Delaware corporation)
(effective May 20, 2010)

ARTICLE I.

STOCKHOLDERS

Section 1.01    Annual Meeting. An annual meeting of the stockholders of the corporation, for the election of the directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date and at such time as the Board of Directors shall by resolution each year fix.

Section 1.02    Special Meetings. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called only by (i) the Board of Directors, (ii) the Chairman of the Board of Directors, (iii) the Chief Executive Officer or (iv) the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the corporation; and such meetings shall be held at such place, on such date, and at such time as they shall fix. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

Section 1.03    Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation unless a different place is fixed by the person or persons calling the meeting and stated in the notice of the meeting, or shall not be held at any place but instead shall be held solely by means of remote communication as the Board of Directors, in its sole discretion, may determine.

Section 1.04    Notices of Meetings and Adjourned Meetings.

(a)
A notice in writing or by electronic transmission of each annual or special meeting of the stockholders stating the place, date and hour thereof, shall be given by the Secretary (or the person or persons calling the meeting), not less than 10 days nor more than 60 days before the date of the meeting, to each stockholder entitled to vote thereat, by leaving such notice with him or her or at his or her residence or usual place of business, by depositing it postage prepaid in the United States mail, or by sending it by prepaid telegram, telex, overnight express courier, facsimile, electronic transmission, as defined in Section 232(b) of the Delaware General Corporation Law, directed to each stockholder at his or her address as it appears on the records of the corporation, or, with respect to electronic transmission, as consented to by the stockholder to whom the notice is given. Notices of all meetings of stockholders shall state the purpose or purposes for which the meeting is called. An affidavit of the Secretary, Assistant Secretary, or transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. No notice need be given to any person with whom communication is unlawful or to any person who has waived such notice either (i) in writing (which writing need not specify the business to be transacted at, or the purpose of, the meeting) signed by such person before or after the time of the meeting, (ii) by electronic transmission (which electronic transmission need not specify the business to be transacted at, or the purpose of, the meeting) sent by him or her before or after the time of the meeting or (iii) by attending the meeting except for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken except that, if the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in the manner provided in this Section 1.04.

(b)
Without limiting the manner by which notice otherwise may be given effectively to the stockholders, any notice to stockholders given by the corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation of the corporation (as currently in effect, the “Certificate of Incorporation”), or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however , the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 1.04(b) shall be deemed given: (A) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (C) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (D) if by any other form of electronic transmission, when directed to the stockholder.

Section 1.05    Quorum. At any meeting of the stockholders, a quorum for the transaction of business shall consist of one or more individuals appearing in person or represented by proxy and owning or representing a majority of the shares of the corporation then issued and outstanding and entitled to vote thereat, unless or except to the extent that the presence of a larger number may be required by law (including as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation). Where a separate vote by a class or classes is required, a majority of the shares of such class or classes then issued and outstanding and entitled to vote thereat who are present, in person or by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote thereat who are present, in person or by proxy, may adjourn the meeting to another place, date, or time. At any such adjourned session of the meeting at which there shall be present or represented the holders of the requisite number of shares of the corporation then issued and outstanding, any business may be transmitted that might have been transacted at the meeting as originally called.

Section 1.06   Organization.  Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board, or in his or her absence the person designated in writing by the Chief Executive Officer, shall call to order any meeting of the stockholders and act as chairman of the meeting.  In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 1.07   Conduct of Business.  The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

Section 1.08   Voting.  Unless otherwise provided in the Certificate of Incorporation and subject to the provisions of Section 4.06 hereof, each stockholder shall have one vote for each share of stock entitled to vote held by him or her of record according to the records of the corporation.  If shares stand of record in the names of two or more persons or if two or more persons have the same fiduciary relationship respecting the shares then, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided to the contrary:  (a) if only one votes, his or her act binds all; or (b) if more than one votes, the act of the majority so voting binds all.

Section 1.09   Proxies.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or any group of persons to act for him or her by a written or electronic proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A written proxy shall be deemed executed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. An electronic proxy (which may be transmitted via telephone, electronic mail, the Internet or such other electronic means as the Board of Directors may determine from time to time) shall be deemed executed if the corporation receives an appropriate electronic transmission from the stockholder or the stockholder’s attorney-in-fact along with a pass code or other identifier which reasonably establishes the stockholder or the stockholder’s attorney-in-fact as the sender of such transmission.  The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the Delaware General Corporation Law.  A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation.

Section 1.10   Action at Meeting.  When a quorum is present at any meeting, action of the stockholders on any matter properly brought before such meeting, other than the election of directors, shall require, and may be effected by, the affirmative vote of the holders of a majority in interest of the stock present or represented by proxy and entitled to vote on the subject matter, except where a different vote is expressly required by law, the Certificate of Incorporation or these Bylaws, in which case such express provision shall govern and control.  Directors shall be elected by a plurality vote of the holders of the stock present or represented by proxy and entitled to vote in the election of directors.  If the Certificate of Incorporation so provides, no written ballot shall be required for the election of directors; if authorized by the Board of Directors, such requirement may be satisfied by an electronic transmission in the manner provided by law.

Section 1.11   Consent of Stockholders in Lieu of Meeting.

(a)
Unless otherwise provided in the Certificate of Incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Notice of the taking of such action shall be given promptly to each stockholder that would have been entitled to vote thereon at a meeting of stockholders and that did not consent thereto in writing.

(b)
A telegram, cablegram or other electronic transmission consent to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder, and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission.  The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to a corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.  Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if to the extent and in the manner provided by resolution of the Board of Directors of the corporation.

(c)
Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 1.12   Stockholder Lists.  At least 10 days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared and made available.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, either (a) during ordinary business hours, at the principal place of business of the corporation, or (b) on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting).  Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 1.12 or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 1.13   Inspectors of Elections.

(a)
Applicability.  Unless otherwise provided in the Certificate of Incorporation or required by the Delaware General Corporation Law, the following provisions of this Section 1.13 shall apply only if and when the corporation has a class of voting stock that is: (i) listed on a national securities exchange; (ii) authorized for quotation on an interdealer quotation system of a registered national securities association; or (iii) held of record by more than 2,000 stockholders; in all other cases, observance of the provisions of this Section 1.13 shall be optional, and at the discretion of the corporation.

(b)
Appointment.  The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of elections to act at the meeting and make a written report thereof.  The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  No person who is a candidate for office at an election may serve as an inspector at such election.

(c)
Inspector’s Oath.  Each inspector of elections, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

(d)
Duties of Inspectors.  At a meeting of stockholders, the inspectors of elections shall (i) ascertain the number of shares outstanding and the voting power of each share, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(e)
Opening and Closing of Polls.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced by the inspectors at the meeting.  No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

(f)
Determinations.  In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in connection with proxies in accordance with Section 212(c)(2) of the Delaware General Corporation Law, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record.  If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification of their determinations pursuant to this Section 1.13 shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 1.14    Notice of Stockholder Business; Nominations.

(a)	Annual Meeting of Stockholders.

(i)
Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders shall be made at an annual meeting of stockholders (A) pursuant to the corporation’s notice of such meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 1.14, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1.14.

(ii)
Clause (C) of subparagraph (a)(i) of this Section 1.14 shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting) before an annual meeting of stockholders.  For any nomination or other business to be properly brought before an annual meeting pursuant to Section 1.14(a)(i) by a stockholder, the stockholder must comply with the notice procedures set forth in these Bylaws and such other business must otherwise be a proper matter for stockholder action.  To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation.  In no event will the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and the information necessary for the Board of Directors to determine whether such proposed nominee qualifies as an independent director under the applicable stock exchange rules; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (2) the class and number of shares of the corporation that are owned beneficially and held of record by such stockholder and such beneficial owner, and (3) the disclosure of any short positions or other derivative positions relating to the corporation’s shares of such stockholder and such beneficial owner, such information to be updated to reflect any material change in such positions through the time of the annual meeting.

(b)
Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of such meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of such meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.14.  In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by subparagraph (a)(ii) of this Section 1.14 shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event will the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)	General.

(i)
Only such persons who are nominated in accordance with the procedures set forth in this Section 1.14 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.14.  Except as otherwise provided by law or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.14 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

(ii)
For purposes of this Section 1.14, the term “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to section 13, 14 or 15(d) of the Exchange Act.

(iii)
Notwithstanding the foregoing provisions of this Section 1.14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.  Nothing in this Section 1.14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(iv)
Notwithstanding anything in these Bylaws to the contrary (including this Section 1.14), the right of any stockholder to nominate any person to serve on the Board of Directors pursuant to an agreement between such person and the corporation (including the Rights Agreement) shall supersede the requirements of this Section 1.14.  Nothing in this Section 1.14 shall be deemed to limit the rights of (A) any party to any such agreement, or (B) the holders of any series of preferred stock to elect directors in accordance with the provisions of an applicable preferred stock designation or the terms of such preferred stock set forth in the Certificate of Incorporation.

ARTICLE II.

DIRECTORS

Section 2.01    Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or these Bylaws directed or required to be exercised or done by the stockholders.

Section 2.02    Number of Directors; Vacancies. The Board of Directors shall consist of seven members or such number of members determined from time to time by a resolution of the Board of Directors. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office, subject to Sections 2.05 and 2.06, until the next annual meeting of stockholders and until their respective successors are elected and qualified.

Section 2.03    Election and Tenure. The term of office of each director elected to the Board of Directors at each annual meeting of stockholders shall hold office until the next succeeding annual meeting of stockholders and shall serve until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Section 2.04    Qualification. No director need be a stockholder.

Section 2.05    Removal. Any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

Section 2.06    Resignation. Any director of the corporation may resign at any time by giving written notice or by electronic transmission to the Board of Directors, to the Chairman of the Board of Directors, if any, to the Chief Executive Officer, to the President, or to the Secretary, and any member of a committee may resign therefrom at any time by giving notice as aforesaid or to the chairman or secretary of such committee. Any such resignation shall take effect at the time specified therein or upon the occurrence of an event described in such resignation, or, if a time or event be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.07    Annual Meeting. The first meeting of each newly elected Board of Directors may be held without notice immediately after an annual meeting of stockholders (or a special meeting of stockholders held in lieu of an annual meeting) at the same place as that at which such meeting of stockholders was held; or such first meeting may be held at such place and time as shall be fixed by the directors in the manner hereinafter provided with respect to the call of special meetings.

Section 2.08    Regular Meetings. Regular meetings of the directors may be held at such times and places as shall from time to time be fixed by resolution of the Board of Directors, and no notice need be given of regular meetings held at times and places so fixed. No notice need be given of any regular meeting, and a notice, if given, need not specify the purposes thereof.

Section 2.09    Special Meetings. Special meetings of the directors may be called by the Chairman of the Board of Directors, the Lead Independent Director, if any, the Chief Executive Officer, the President, or by at least a majority of the directors then in office, and shall be held at the place and on the date and hour designated in the call thereof. In the absence of all such officers, such notice may be given by the officer or one of the directors calling the meeting.

Section 2.10    Notices. Notices of any special meeting of the directors shall be given to each director (a) by mailing to him or her, postage prepaid, and addressed to him or her at his or her address as registered on the books of the corporation, or if not so registered at his or her last known home or business address, a written notice of such meeting at least 4 days before the meeting, (b) by delivering such notice by hand or by telegram, telecopy, telex, facsimile, electronic transmission (including electronic mail) or other comparable communication equipment to him or her at least 24 hours before the meeting, addressed to him or her at such address, or (c) by giving such notice in person or by telephone at least 24 hours in advance of the meeting. Notice need not be given to any director who has waived notice (a) in writing executed by him or her before or after the meeting and filed with the records of the meeting, (b) by electronic transmission sent by him or her before or after the meeting and filed with the records of the meeting or (c) by attending the meeting except for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A notice or waiver of notice of a meeting of the directors need not specify the business to be transacted at or the purpose of the meeting.

Section 2.11    Quorum. At any meeting of the directors, a majority of the total number of directors fixed from time to time by resolution of the Board of Directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, a majority of those present (or, if not more than two directors are present, any director present) may adjourn the meeting from time to time to another place, date or time, without notice other than announcement at the meeting prior to adjournment, until a quorum shall be present.

Section 2.12    Participation in Meetings by Conference Telephone. One or more members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.12 shall constitute presence in person at such meeting.

Section 2.13    Conduct of Business; Action by Written Consent. At any meeting of the Board of Directors at which a quorum is present, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in these Bylaws or required by law. Action may be taken by the Board of Directors, or any committee thereof, without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission (including electronic mail), and the writing or writings or electronic transmission or transmissions (including electronic mail) are filed with the records of proceedings of the Board of Directors or committee.

Section 2.14    Place of Meetings. The Board of Directors may hold its meetings, and have an office or offices, within or without the State of Delaware.

Section 2.15    Compensation. The Board of Directors shall have the authority to fix compensation for directors for their service in such capacity and to provide for payment of a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors. The Board of Directors shall also have the authority to fix compensation for members of committees for their service in such capacity and to provide for payment of a fixed sum and expenses, if any, payable to members of committees for attending committee meetings. Nothing herein contained shall preclude any director from serving the corporation in any other capacity and receiving compensation for such services.

Section 2.16    Committees. The Board of Directors may, from time to time, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to (i) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Subsection (a) of Section 151 of the Delaware General Corporation Law, fix the designations and any preferences or rights of such shares or fix the number of shares in a series of stock or authorize the increase or decrease in the shares of any series), (ii) adopting an agreement of merger or consolidation, (iii) recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property or assets, (iv) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) adopting, amending or repealing any Bylaws of the corporation. Such a committee may, to the extent expressly provided in the resolution of the Board of Directors, have the power or authority to declare a dividend or to authorize the issuance of stock or adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

(a)
At any meeting of any committee, a majority of the whole committee shall constitute a quorum and, except as otherwise provided by these Bylaws or required by law, the affirmative vote of at least a majority of the members present at a meeting at which there is a quorum shall be the act of the committee.

(b)
Each committee, except as otherwise provided by resolution of the Board of Directors, shall fix the time and place of its meetings within or without the State of Delaware, shall adopt its own rules and procedures, and shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

Section 2.17    Corporate Governance Compliance. Without limiting the powers of the Board set forth in Section 2.01, if at any time during which shares of capital stock of the corporation are listed for trading on The NASDAQ Stock Market or any other national securities exchange or quotation system, and if the corporation qualifies for, and elects to rely upon, the “controlled company” exemption (the “Controlled Company Exemption”) to the then applicable rules of The NASDAQ Stock Market or such other national securities exchange or quotation system, the corporation and Board may adopt any and all measures, including with respect to the composition of the Board of Directors and certain committees of the Board of Directors, permitted by the Controlled Company Exemption.

ARTICLE III.

OFFICERS

Section 3.01    Officers and Their Election.  The officers of the corporation shall be a Chief Executive Officer, a President, a Secretary and such Vice Presidents and other officers as the Board of Directors may from time to time determine and elect or appoint.  All officers shall perform such duties and have such powers as the Board of Directors shall designate by resolution, or in the absence of such resolution, as set forth in these Bylaws.  The Board of Directors may appoint one of its members to the office of Chairman of the Board of Directors and from time to time define the powers and duties of such office notwithstanding any other provisions of these Bylaws.  All such officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors.  Any officer may, but need not, be a director.  Two or more offices may be held by the same person.  In addition, the Board of Directors may appoint, or empower the Chief Executive Officer to appoint, such additional officers with such title, powers and duties as the person(s) appointing such officers may determine, consistent with the provisions of Article III of these Bylaws.

Section 3.02    Term of Office; Removal.  All officers shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.  Any officers elected by the Board of Directors may be removed at any time by the Board of Directors.  If the office of any elected officer becomes vacant for any reason, the vacancy may be left vacant or be filled by the Board of Directors.  Any officer appointed by the Chief Executive Officer may be removed at any time, with or without cause, by the Board of Directors or the Chief Executive Officer.  If the office of any officer appointed by the Chief Executive Officer becomes vacant for any reason, the vacancy may be left vacant or be filled by the Board of Directors or the Chief Executive Officer.  Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the corporation.

Section 3.03    Chairman of the Board of Directors.  The Board of Directors may, in its discretion, elect a Chairman of the Board of Directors from among its members.  He or she may be the Chief Executive Officer of the corporation if so designated by the Board of Directors, and he or she shall preside at all meetings of the Board of Directors and the stockholders at which he or she is present and shall exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or prescribed by the Bylaws.

Section 3.04    Lead Independent Director.  The Board of Directors may, in its discretion, elect a Lead Independent Director from among its members that are “independent” as such term is defined under the rules of the stock exchange upon which the corporation’s common stock is primarily traded (each an “Independent Director”).  He or she shall preside at all meetings at which the Chairman of the Board of Directors is not present and shall exercise such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as prescribed by the Bylaws.

Section 3.05    Chief Executive Officer.  The Board of Directors may elect a Chief Executive Officer of the corporation who may also be the Chairman of the Board of Directors or President of the corporation or both.  The Chief Executive Officer shall, subject to the oversight of the Board of Directors, have general supervision, direction and control of the business and the oficers, employees and agents of the corporation.  The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.  He or she shall from time to time report to the Board of Directors all matters within his or her knowledge that the interests of the corporation may require to be brought to its notice.

Section 3.06    President.  If there is no Chief Executive Officer, the President shall be the chief executive officer of the corporation except as the Board of Directors may otherwise provide.  The President shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

Section 3.07    Vice Presidents.  In the absence or disability of the President, his or her powers and duties shall be performed by the vice president, if only one, or, if more than one, by the one designated for the purpose by the Board of Directors.  Each vice president shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

Section 3.08    Chief Financial Officer.  The Chief Financial Officer will be responsible for the financial affairs of the corporation and will be the chief accounting officer for public securities purposes.  If the Chief Financial Officer is not also the Treasurer of the corporation, he or she will be responsible for the supervision of the Treasurer.  He or she will perform all duties incident to the office of Chief Financial Officer, and other duties as may from time to time be assigned to him or her by the Board of Directors or as may be provided in these Bylaws.

Section 3.09    Secretary.  Unless otherwise set forth in a resolution of the Board of Directors, the Secretary shall issue notices of all meetings of stockholders, of the Board of Directors and of committees thereof where notices of such meetings are required by law or these Bylaws; he or she shall record the proceedings of the meetings of the stockholders and of the Board of Directors and shall be responsible for the custody thereof in a book to be kept for that purpose; he or she shall also record the proceedings of the committees of the Board of Directors unless such committees appoint their own respective secretaries; he or she shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers (unless the Board of Directors shall appoint a transfer agent and/or registrar); he or she shall sign such instruments as require his or her signature; and he or she shall have custody of the corporate seal and shall affix and attest such seal on all documents whose execution under seal is duly authorized.  In his or her absence at any meeting, an Assistant Secretary or the Secretary pro tempore shall perform his or her duties thereat.  It shall be the duty of the Assistant Secretary to assist the Secretary in the performance of the Secretary’s duties as may be delegated to him or her by the Board of Directors or the Chief Executive Officer.

Section 3.10    Treasurer.  The Treasurer will have charge of and be responsible for all funds, securities, receipts and disbursements of the corporation and will deposit or cause to be deposited, in the name of the corporation, all moneys or other valuable effects in banks, trust companies or other depositories as will, from time to time, be selected by or under authority of the Board of Directors.  If required by the Board of Directors, the Treasurer will give a bond for the faithful discharge of his or her duties, with surety or sureties as the Board of Directors may determine.  The Treasurer will keep or cause to be kept full and accurate records of all receipts and disbursements in books of the corporation, will render to the Chief Executive Officer and to the Board of Directors, whenever requested, an account of the financial condition of the corporation, and, in general, will perform all the duties incident to the office of the Treasurer of a corporation and other duties as may, from time to time, be assigned to him or her by the Board of Directors or the Chief Executive Officer or as may be provided by law

Section 3.11    Resignations.  Any officer, agent or employee of the corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board of Directors, if any, to the Chief Executive Officer or to the Secretary of the corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE IV.

CAPITAL STOCK

Section 4.01    Stock Certificates; Uncertificated Shares.  The shares of capital stock of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation (or the transfer agent or registrar, as the case may be).  Uncertificated shares shall be maintained in book entry and shall be eligible to participate in a direct registration program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934.  Notwithstanding the adoption of such a resolution, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman of the Board of Directors, or the Chief Executive Officer or the President or a Vice President, and by the Chief Financial Officer (in his or her capacity as treasurer) or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him or her in the corporation.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 4.02    Classes of Stock.  If the corporation shall be authorized to issue more than one class of stock or more than one series of and class, the face or back of each certificate issued by the corporation to represent such class or series shall either (a) set forth in full or summarize the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions thereof, or (b) contain a statement that the corporation will furnish a statement of the same without charge to each stockholder who so requests.  Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered holder thereof such written notice as may be required by law as to the information required by law to be set forth or stated on stock certificates.

Section 4.03    Transfer of Stock.  Shares of stock shall be transferable only upon the books of the corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe.  The Board of Directors may at any time or from time to time appoint a transfer agent or agents or a registrar or registrars for the transfer or registration of shares of stock.  Except where a certificate is issued in accordance with Section 4.05, one or more outstanding certificates representing in the aggregate the number of shares involved shall be surrendered for cancellation before a new certificate is issued representing such shares.

Section 4.04    Holders of Record.  Prior to due presentment for registration of transfer, the corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

Section 4.05    Lost, Stolen or Destroyed Stock Certificates.  The Board of Directors may direct that a new stock certificate or certificates, or uncertificated shares, be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or his or her legal representative, to agree to indemnify the corporation and/or to give the corporation a bond in such form and amount as it may direct as to indemnify against any claim provided by the laws of Delaware that may be made against the corporation on account of the alleged loss, theft, or destruction of such certificates or the issuance of such new certificate or certificates, or uncertificated shares.

Section 4.06    Record Date.  In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders, the Board may fix a record date (the “Notice Record Date”), which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than 60 or less than ten days before the date of such meeting.  The Notice Record Date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such Notice Record Date, that a later date on or before the date of the meeting shall be the date for making such determination (the “Voting Record Date”).  For the purposes of determining the stockholders entitled to consent to corporate action by a written consent without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board of Directors and shall not be more than ten days after the date on which the record date was fixed by the Board of Directors.  For the purposes of determining the stockholders entitled to receive payment of and dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board of Directors and shall not be more than 60 days prior to such action; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of and dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix new record dates for the adjourned meeting.

ARTICLE V.

MISCELLANEOUS PROVISIONS

Section 5.01    Indemnification.

(a)
Right to Indemnification.  The corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or an officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director or officer, to the fullest extent authorized by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that except as provided in Section 5.01(c) with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

(b)
Right to Advancement of Expenses. The right to indemnification conferred in Section 5.01(a) shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 5.01 or otherwise.

(c)
Right of Indemnitee to Bring Suit. If a claim under Section 5.01(a) (following the final adjudication f the action, suit or proceeding) or Section 5.01(b) is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part of any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses incurred in defending a proceeding in advance of a final adjudication where the required undertaking has been tendered to the corporation) it shall be a defense that, and (ii) any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 5.01 or otherwise shall be on the corporation.

(d)
Non-exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section 5.01 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, certificate of incorporation, by-law, agreement, vote of disinterested directors or otherwise. The corporation’s indemnification under this Section 5.01 of any person who is or was a director or officer of the corporation, or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person receives as indemnification (i) under any policy of insurance purchased and maintained on his or her behalf by the corporation, (ii) from such other corporation, partnership, joint venture, trust or other enterprise, or (iii) under any other applicable indemnification provision.

(e)
Joint Representation. If both the corporation and any person to be indemnified are parties to an action, suit or proceeding (other than an action or suit by or in the right of the corporation to procure a judgment in its favor), counsel representing the corporation therein may also represent such indemnified person (unless such dual representation would involve such counsel in a conflict of interest in violation of applicable principles of professional ethics), and the corporation shall pay all fees and expenses of such counsel incurred during the period of dual representation other than those, if any, as would not have been incurred if counsel were representing only the corporation; and any allocation made in good faith by such counsel of fees and disbursements payable under this paragraph by the corporation versus fees and disbursements payable by any such indemnified person shall be final and binding upon the corporation and such indemnified person.

(f)
Indemnification of Employees and Agents of the Corporation. Except to the extent that rights to indemnification and advancement of expenses of employees or agents of the corporation may be required by any statute, the Certificate of Incorporation, this Section 5.01 or any other by-law, agreement, vote of disinterested directors or otherwise, the corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement to any employee or agent of the corporation to the fullest extent of the provisions of this Section 5.01 with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

(g)
Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law (as currently in effect or hereafter amended), the Certificate of Incorporation or these Bylaws.

(h)
Settlement of Claims. The corporation shall not be liable to indemnify any indemnitee under this Article (a) for any amounts paid in settlement of any action or claim effected without the corporation’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action

(i)
Corporation as Primary Indemnitor. As between this corporation and affiliates of this corporation (other than its direct or indirect subsidiaries) who provide indemnification to any indemnitee for his or her service to, or on behalf of, this corporation (collectively, “Affiliate Indemnitors”) (i) this corporation shall be the indemnitor of first resort with respect to all claims indemnifiable pursuant to Section 5.01 against any such indemnitee (i.e., this corporation’s obligations to such indemnitees are primary and any obligation of any Affiliate Indemnitor to advance expenses or to provide indemnification for the same loss or liability incurred by such indemnitees is secondary), (ii) this corporation shall be required to advance to any such indemnitee the full amount of expenses that may be advanced pursuant to this Section 5.01 and shall be liable to any such indemnitee for the full amount of all claims indemnifiable pursuant to this Section 5.01, without regard to any rights any such indemnitee may have against any Affiliate Indemnitor, and (iii) this corporation irrevocably waives, relinquishes and releases each Affiliate Indemnitor from any and all claims against such Affiliate Indemnitor for contribution, subrogation or any other recovery of any kind in respect thereof. This corporation shall indemnify each Affiliate Indemnitor directly for any amounts that such Affiliate Indemnitor pay as indemnification or advancement on behalf of any such indemnitee and for which such indemnitee may be entitled to indemnification from this corporation pursuant to this Section 5.01. No advancement or payment by any Affiliate Indemnitor on behalf of any such indemnitee with respect to any claim for which such indemnitee has sought indemnification from this corporation shall affect the foregoing and the Affiliate Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitee against this corporation.

(j)
Subrogation. Except as provided in Section 5.01(i) above, in the event of any payment under this Section 5.01, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee (other than against Affiliate Indemnitors or other than against insurance not obtained by the corporation), who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(k)
No Duplication of Payments. The corporation shall not be liable under this Section 5.01 to make any payment in connection with any claim made against the indemnitee to the extent the indemnitee has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder; provided, that the foregoing shall not affect the rights of indemnitee or Affiliate Indemnitors set forth in Section 5(i) above.

(l)
Nature of Indemnification Right; Modification of Repeal of Indemnification. Each person who is or becomes a director or officer as described in Section 5.01(a) shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Section 5.01. All rights to indemnification (and the advancement of expenses) under this Section 5.01 shall be deemed to be provided by a contract between the corporation and the person who serves as a director or officer of the corporation at any time while these Bylaws and other relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect. Such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any modification or repeal of the foregoing provisions of this Section 5.01 shall not adversely affect any right or protection hereunder of any indemnitee in respect of any act or omission occurring prior to the time of such modification or repeal.

Section 5.02    Rights Agreement. The provisions set forth in these Bylaws shall be subject to the terms and conditions of the Registration Rights and Governance Agreement among the corporation, WGI Investor, LLC and ACN Digital Phone Service, LLC (the “Rights Agreement”) for so long as such agreement remains in effect in accordance with its terms.

Section 5.03    Stock in Other Corporations. Subject to any limitations that may be imposed by the Board of Directors, the Chief Executive Officer, the President or any person or persons authorized by the Board of Directors may, in the name and on behalf of the corporation, (a) call meetings of the holders of stock or other securities of any corporation or other organization, stock or other securities of which are held by this corporation, (b) act, or appoint any other person or persons (with or without powers of substitution) to act in the name and on behalf of the corporation, or (c) express consent or dissent, as a holder of such securities, to corporate or other action by such other corporation or organization.

Section 5.04    Checks, Notes, Drafts and Other Instruments. Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by an officer or officers or person or persons authorized by the Board of Directors to sign the same. No officer or person shall have any power or authority to bind the corporation by contract or other instrument unless authorized by the Board of Directors to do so.

Section 5.05    Corporate Seal. The seal of the corporation shall be circular in form, bearing the name of the corporation, the word “Delaware”, and the year of incorporation, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 5.06    Books and Records. The books, accounts and records of the corporation, except as may be otherwise required by law, may be kept outside of the State of Delaware, at such place or places as the Board of Directors may from time to time appoint. Except as may otherwise be provided by law, the Board of Directors shall determine whether and to what extent the books, accounts, records and documents of the corporation, or any of them, shall be open to the inspection of the stockholders.

Section 5.07    Severability.  If any term or provision of the Bylaws, or the application thereof to any person or circumstances or period of time, shall to any extent be invalid or unenforceable, the remainder of the Bylaws shall be valid and enforced to the fullest extent permitted by law.

Section 5.08    Interpretations.  Words importing persons include firms, associations and corporations, all words importing the singular number include the plural number and vice versa, and all words importing the masculine gender include the feminine gender.

Section 5.09    Amendments.  The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the corporation, subject to the power of the stockholders to adopt, amend or repeal the Bylaws.  Any adoption, amendment or repeal of the Bylaws of the corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.